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                                                                    EXHIBIT 10.1

                            TARGET OPTION AGREEMENT

         This TARGET OPTION AGREEMENT (the "Agreement"), dated as of May 20, 1999, by and between Tandy Corporation, a Delaware corporation ("Acquiror"), and AmeriLink Corporation, an Ohio corporation ("Target").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Target, Acquiror and LWT, Inc., a Delaware corporation ("Merger Sub"), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Target (the "Merger"), with Target continuing as the surviving corporation;

         WHEREAS, as a condition and inducement to Acquiror's willingness to enter into the Reorganization Agreement, Acquiror has required that Target agree, and Target has so agreed, to grant to Acquiror an option with respect to certain shares of Target's common stock on the terms and subject to the conditions set forth herein; and

         WHEREAS, capitalized terms (or other terms defined in the Reorganization Agreement) used but not defined herein shall have the meanings set forth in the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Option. Target hereby grants Acquiror an irrevocable option (the "Target Option") to purchase up to 902,335 common shares, without par (subject to adjustment in accordance with Section 8 hereof) (the "Target Shares"), of Target (the "Target Common Shares") (being 19.9% of the number of Target Common Shares outstanding on the date hereof) in the manner set forth below at a price (the "Exercise Price") of $15.60 per Target Share, payable in cash.

         2. Exercise of Option. The Target Option may be exercised by Acquiror, in whole or in part at any time or from time to time after the earliest to occur of:

         (i) the first date on which Aquiror has the ability to terminate the Reorganization Agreement pursuant to Section 7.1(e) and/or Section 7.1(c)(ii) of the Reorganization Agreement;

         (ii) the failure of the shareholders of Target to approve the Reorganization Agreement and the Merger at the Target Shareholders Meeting and, prior to the time of the Target Shareholders Meeting, there was (A) a Trigger Event with respect to Target or (B) a Takeover Proposal with respect to Target which at the time of the Target Shareholders Meeting had not been rejected by Target;

         (iii) the date on which Acquiror has the ability to terminate the Reorganization Agreement pursuant to Section 7.1(c)(i) or (c)(iii) thereof, due in part to any failure by Target to use its reasonable best efforts to perform and comply with all agreements and conditions required by the Reorganization Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's Affiliates to take any actions required to be



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taken thereby, and prior thereto there is (A) a Trigger Event with respect to
Target or (B) a Takeover Proposal with respect to Target which is not rejected by Target;

         (iv) Target terminates this Agreement pursuant to Section 7.1(f) of the Reorganization Agreement; or

         (v) a "consummation" of a Takeover Proposal or Trigger Event as set forth in Section 7.3(c) and (g) of the Reorganization Agreement.

         Target shall give Acquiror prompt written notice of the occurrence of any of the events set forth in clauses (i) through (v) above, it being understood that the giving of such notice by Acquiror shall not be a condition to the right of Acquiror to exercise the Target Option.

         In the event Acquiror wishes to exercise the Target Option, Acquiror shall deliver to Target a written notice (an "Exercise Notice") specifying the total number of Target Shares it wishes to purchase. Each closing of a purchase of Target Shares (a "Closing") shall occur at a place, on a date and at a time designated by Acquiror in an Exercise Notice delivered at least two business days prior to the date of the Closing. Except as provided in the last sentence of this Section 2, the Target Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Reorganization Agreement pursuant to Section 7.1 thereof (other than a termination in connection with which Acquiror is or will be entitled to any payments as specified in Section 7.3(b) or (c) thereof); (iii) 181 days following any termination of the Reorganization Agreement in connection with which Acquiror is or will be entitled to a payment as specified in Section 7.3(b) thereof (or if, at the expiration of such 181 day period, the Target Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten (10) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal); or (iv) 12 months and one day following any termination of the Reorganization Agreement in connection with which Acquiror is or could be entitled to a payment as specified in
Section 7.3(c) thereof (or if, at the expiration of such 12 months and one day period, the Target Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten (10) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal). Notwithstanding the termination of the Target Option, Acquiror shall be entitled to exercise the Target Option if it has given the Exercise Notice in accordance with the terms hereof prior to the termination of the Option Agreement. The termination of the Target Option shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

         3. Conditions to Closing. The obligation of Target to issue the Target Shares to Acquiror hereunder is subject to the conditions that (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"), applicable to the issuance of the Target Shares hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or declarations or filings with, any Federal, state or local administrative agency or commission or other Federal, state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Target Shares hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.


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         4. Closing. At any Closing, (a) Target will deliver to Acquiror a single certificate in definitive form representing the number of Target Shares designated by Acquiror in its Exercise Notice, such certificate to be registered in the name of Acquiror and to bear the legend set forth in Section 9, and (b) Acquiror will deliver to Target the aggregate price for the Target Shares so designated and being purchased by wire transfer of immediately available funds or certified check or bank check. At any Closing at which Acquiror is exercising the Target Option in part, Acquiror shall present and surrender this Agreement to Target, and Target shall deliver to Acquiror an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Target Common Shares purchasable hereunder.

         5. Representations and Warranties of Target. Target represents and warrants to Acquiror as follows:

         (a) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

         (b) the execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or any of the transactions contemplated hereby;

         (c) this Agreement has been duly executed and delivered by Target and constitutes a valid and binding obligation of Target, and, assuming this Agreement constitutes a valid and binding obligation of Acquiror, is enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

         (d) Target has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Target Option, and at all times from the date hereof through the expiration of the Target Option will have reserved, that number of unissued Target Shares that are subject to the Target Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

         (e) upon delivery of the Target Shares to Acquiror upon the exercise of the Target Option, Acquiror will acquire the Target Shares free and clear of all Liens;

         (f) except as may be required under the Securities Act of 1933, as amended (the "Securities Act"), the execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a Lien on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Articles of Incorporation or Code of Regulations of Target or (B) any provisions of any Contract, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or its Subsidiaries or their respective properties or assets (including without limitation any provision of Ohio Law applicable to a


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business combination, control share acquisition or similar transaction), which
Violation, in the case of each of clauses (B) and (C), would have a Material Adverse Effect on Target;

         (g) except as described in Section 2.3 of the Reorganization Agreement and Section 3(i) of this Agreement, and except as may be required under the Securities Act, the execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; and

         (h) the number of Target Shares constitutes 19.9% of the number of Target Common Shares outstanding on the date of this Agreement.

         6. Representations and Warranties of Acquiror. Acquiror represents and warrants to Target as follows:

         (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

         (b) the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or any of the transactions contemplated hereby;

         (c) this Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, and, assuming this Agreement constitutes a valid and binding obligation of Target, is enforceable against Acquiror in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

         (d) the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, result in any Violation pursuant to, (A) any provision of the Certificate of Incorporation or Bylaws of Acquiror, (B) any provisions of any Contract, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets, which Violation, in the case of each of clauses (B) and (C), would have a Material Adverse Effect on Acquiror;

         (e) except as described in Section 3.3 of the Reorganization Agreement and Section 3(i) of this Agreement, and except as may be required under the Securities Act, the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; and

         (f) any Target Shares acquired upon exercise of the Target Option will not be, and the Target Option is not being, acquired by Acquiror with a view to the public distribution thereof.


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         7. Registration Rights.

         (a) Following the termination of the Reorganization Agreement, Acquiror may by written notice (the "Registration Notice") to Target request Target to register under the Securities Act all or any part of the Target Common Shares acquired pursuant to this Agreement (the "Restricted Shares") beneficially owned by Acquiror (the "Registrable Securities"). Target (and/or any person designated by Target) shall thereupon have the option exercisable by written notice delivered to Acquiror within ten (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities multiplied by
(ii) the average of the closing prices of such Target Common Shares on the Nasdaq National Market (or such other exchange or inter-dealer quotation system on which the Target Common Shares is then listed or quoted) for the ten trading days immediately preceding the Notice Date. Any such purchase of Registrable Securities by Target hereunder shall take place at a closing to be held at the principal executive offices of Target or its counsel at any reasonable date and time designated by Target and/or such designee in such notice within ten (10) business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery of the Option Price at the time of such closing in immediately available funds.

         (b) If Target does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities (including without limitation a shelf registration statement under Rule 415 promulgated under the Securities Act); provided, however, that (i) Acquiror shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) Target will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below, 90 days in the case of clause (B) below and 120 days in the case of clause (C) below) when (A) Target is in possession of material nonpublic information which it reasonably believes (i) would be detrimental to be disclosed at such time and, (ii) after consultation with counsel to Target, such information would have to be disclosed if a registration statement were filed at that time; (B) Target is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Target determines, in its reasonable judgment, that such registration would materially interfere with any financing, acquisition or other material transaction involving Target or any of its affiliates. Without Acquiror's prior written consent, no securities other than the Registrable Securities shall be included in any such registration. If the effectiveness of a registration statement pursuant to a registration hereunder does not occur within 120 days after the date of the related Registration Notice, the provisions of this Section 7 shall again be applicable to any proposed registration and the filing of such registration statement shall not reduce the number of registrations Acquiror may request pursuant to this Section 7. Target shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Acquiror may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Target shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.


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         (c) The registration rights set forth in this Section 7 are subject to the condition that Acquiror shall provide Target with such information with respect to Acquiror's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Acquiror as, in the reasonable judgment of counsel for Target, is necessary to enable Target to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

         (d) If Target's securities of the same type as the Registrable Securities are then authorized for quotation or trading or listing on the New York Stock Exchange, Nasdaq National Market System, or any other securities exchange or automated quotations system, Target, upon the request of Acquiror, shall promptly file an application, if required, to authorize for quotation, trading or listing the shares of Registrable Securities on such exchange or system and will use its reasonable efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

         (e) If Target shall propose to register under the Securities Act the offering, sale and delivery of Target Common Shares for cash for its own account or for any other stockholder of Target pursuant to a firm commitment underwriting, it will, in addition to Target's other obligations under this
Section 7, allow Acquiror the right to participate in such registration so long as Acquiror participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises Target in writing that in its opinion the number of Target Common Shares requested to be included in such registration exceeds the number which can be sold in such offering, Target will, after fully including therein all Target Common Shares to be sold by Target, include the Target Common Shares requested to be included therein by Acquiror pro rata (based on the number of Target Common Shares intended to be included therein) with the Target Common Shares intended to be included therein by persons other than Target.

         (f) A registration effected under this Section 7 shall be effected at Target's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Acquiror, and, if such sale of Registrable Securities is being conducted by means of an underwritten public offering, Target shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) if such sale of Registrable Securities is being conducted by means of an underwritten public offering, to enter into an underwriting agreement in form and substance customary to transactions of this type with the underwriters participating in such offering.

         (g) Any Restricted Shares sold by Acquiror in a registered public offering in compliance with the provisions of this Section 7 or in compliance with Rule 144 promulgated under the Securities Act shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until Acquiror shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the rights of Acquiror.


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         8. Adjustment Upon Changes in Capitalization.

         (a) In the event of any change in Target Common Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares or the like, the type and number of shares or securities subject to the Target Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Acquiror shall receive, upon exercise of the Target Option, the number and class of shares or other securities or property that Acquiror would have received in respect of the Target Common Shares if the Target Option had been exercised immediately prior to such event or the record date therefor, as applicable.

         (b) In the event that Target shall enter in an agreement: (i) to consolidate with or merge into any person, other than Acquiror or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Acquiror or one of its Subsidiaries, to merge into Target whereby Target shall be the continuing or surviving corporation and the Target Common Shares outstanding immediately prior to such merger shall be changed into or exchanged for stock or other securities of Target or any other person or cash or any other property, or the outstanding Target Common Shares immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Acquiror or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Acquiror shall receive for each Target Share with respect to which the Target Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one Target Common Share less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Target Common Shares, subject to the foregoing, proper provision shall be made so that the holder of the Target Option would have the same election or similar rights as would the holder of the number of Target Common Shares for which the Target Option is then exercisable).

         9. Restrictive Legend. Each certificate representing Target Common Shares issued to Acquiror hereunder shall include a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE TARGET OPTION AGREEMENT, DATED AS OF MAY 20, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

Certificates representing shares sold in a registered public offering pursuant to Section 7 shall not be required to bear the legend set forth above.


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         10. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

         11. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

         12. Entire Agreement. This Agreement and the Reorganization Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         13. Further Assurance. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

         15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice).


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       if to Acquiror or Merger Sub, to:    Tandy Corporation
                                            100 Throckmorton Street, Suite 1900
                                            Fort Worth, Texas  76102
                                            Attention:  Mark C. Hill
                                            Facsimile No.: (817) 415-3926
                                            Telephone No.:  (817) 415-3700

       with a copy to:                      Haynes and Boone, LLP
                                            901 Main Street, Suite 3100
                                            Dallas, Texas 75202
                                            Attention: Michael M. Boone
                                            Facsimile No.: (214) 651-5940
                                            Telephone No.: (214) 651-5000

       if to Target, to:                    AmeriLink Corporation
                                            1900 E. Dublin - Granville, Road
                                            Columbus, Ohio  43229
                                            Attention:  Larry R. Linhart
                                            Facsimile No.:  (614) 895-7436
                                            Telephone No.:  (614) 895-1313

       with a copy to:                      Squire, Sanders & Dempsey L.L.P.
                                            1300 Huntington Center
                                            41 South High Street
                                            Columbus, Ohio 43215
                                            Attention: Richard W. Rubenstein
                                            Facsimile No.: (614) 365-2499
                                            Telephone No.: (614) 365-2700


         16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within such State without regard to any applicable conflicts of law rules.

         17. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         19. Expenses. Except as otherwise expressly provided herein or in the Reorganization Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         20. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on


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behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

         21. Termination. This Agreement shall terminate upon termination of the Target Option. Notwithstanding the foregoing, if all or a portion of the Target Option shall have been exercised prior to the termination of the Target Option, all representations and warranties in this Agreement of a party shall survive any such termination, and all covenants of a party and other provisions in Sections 7 and 9 through 22 shall survive any such termination. No such termination shall extinguish any liability of a party for breach of its obligations under this Agreement.

         22. Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or its behalf in connection with the negotiation of this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                                   * * * * *



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                    TANDY CORPORATION


                                    By:  /s/ LEONARD H. ROBERTS
                                       ----------------------------------------
                                       Name: Leonard H. Roberts
                                            -----------------------------------
                                       Title: Chairman, President & CEO
                                             ----------------------------------


                                    AMERILINK CORPORATION


                                    By: /s/ LARRY R. LINHART
                                       ----------------------------------------
                                       Name: Larry R. Linhart
                                            -----------------------------------
                                       Title: President
                                             ----------------------------------



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